UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

       On August 27, 2008, Adaptec, Inc., a Delaware corporation ("Adaptec" or the "Company") entered into an Agreement and Plan of Merger dated as of August 27, 2008 (the "Merger Agreement") by and among Adaptec, Aristos Logic Corporation, a Delaware corporation ("Aristos"), Ariel Acquisition Corp., a wholly owned subsidiary of Adaptec, and TPG Ventures, L.P., solely in its capacity as the representative of stockholders of Aristos. The Merger Agreement provides for Adaptec's acquisition of Aristos through a merger in which Aristos will become a wholly- owned subsidiary of Adaptec.

       Subject to the terms and conditions of the Merger Agreement, upon consummation of a merger transaction (the "Merger"), Adaptec would acquire Aristos for a purchase price of approximately $41.0 million, payable in cash, which would include: (i) approximately $28.7 million is payable to certain Aristos senior preferred stockholders, of which 15%, or approximately $4.3 million, will be withheld in an escrow to secure potential indemnification obligations of Aristos stockholders; (ii) approximately $5.6 million is payable under an Aristos employee incentive program in connection with the Merger; (iii) approximately $1.0 million is potentially payable to certain Aristos employees under a separate milestone-based incentive program; and (iv) payments to retire and satisfy certain commercial obligations and payables of Aristos. The Merger Agreement provides that the Merger is subject to customary closing conditions, including no material adverse change in Aristos, the absence of an injunction or legal proceeding affecting the Merger, the requisite approval and adoption of the Merger and the Merger Agreement by Aristos' stockholders and other conditions.

       The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been included to provide investors and security holders with information about its terms and is not intended to provide any other factual information about Adaptec or Aristos. The Merger Agreement contains representations and warranties that the parties to the agreement made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.

Item 2.01: Completion of Acquisition or Disposition of Assets.

       On September 3, 2008, Adaptec acquired all the outstanding stock of Aristos pursuant to the Merger consummated on that date pursuant to the Merger Agreement by and among Adaptec, Aristos, Ariel Acquisition Corp., a wholly owned subsidiary of Adaptec, and TPG Ventures, L.P., solely in its capacity as the representative of stockholders of Aristos. Aristos, a privately-held company based in Foothill Ranch, California, is a provider of redundant array of independent disks ("RAID") technology to the data storage industry.

       Under the Merger Agreement, Adaptec acquired Aristos for a purchase price of approximately $41.0 million, payable in cash, which includes: (i) approximately $28.7 million is payable to certain Aristos senior preferred stockholders, of which 15%, or approximately $4.3 million, is being withheld in an escrow to secure potential indemnification obligations of Aristos stockholders; (ii) approximately $5.6 million is payable under an Aristos employee incentive program in connection with the Merger; (iii) approximately $1.0 million is potentially payable to certain Aristos employees under a separate milestone-based incentive program; and (iv) payments to retire and satisfy certain commercial obligations and payables of Aristos.

       The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been included to provide investors and security holders with information about its terms and is not intended to provide any other factual information about Adaptec or Aristos. The Merger Agreement contains representations and warranties that the parties to the agreement made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.

Item 9.01: Financial Statements and Exhibits.

       (a)        Financial Statements of Businesses Acquired.

       Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, Adaptec will file the financial statements of Aristos Logic Corporation required under paragraph (a) of this Item 9.01 with respect to the matters described in Item 2.01 of this report in an amendment to this report on Form 8-K, as soon as practicable, but not later than 71 calendar days after the date on which this initial report on Form 8-K is required to be filed with respect to the matters described in Item 2.01 of this report on Form 8-K.

       (b)        Pro Forma Financial Information.

       Pursuant to paragraphs (b)(2) and (a)(4) of Item 9 of Form 8-K, Adaptec will file the pro forma financial information required under paragraph (b) of this Item 9.01 with respect to the matters described in Item 2.01 of this report in an amendment to this report on Form 8-K, as soon as practicable, but not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed with respect to the matters described in Item 2.01 of this report on Form 8-K.

       (d)        Exhibits.
Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of August 27, 2008, by and among Adaptec, Inc., Ariel Acquisition Corp., Aristos Logic Corporation and TPG Ventures, L.P., as representative of certain former stockholders of Aristos Logic Corporation. *

* Pursuant to Item 601(b)(2) of Regulation of S-K, exhibits and schedules to the Agreement and Plan of Merger have been omitted but will be furnished supplementally to the Commission upon its request.

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SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer Date: September 3, 2008

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EXHIBIT INDEX
Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of August 27, 2008, by and among Adaptec, Inc., Ariel Acquisition Corp., Aristos Logic Corporation and TPG Ventures, L.P., as representative of certain former stockholders of Aristos Logic Corporation.*      Also provided in PDF format as a courtesy.

* Pursuant to Item 601(b)(2) of Regulation of S-K, exhibits and schedules to the Agreement and Plan of Merger have been omitted but will be furnished supplementally to the Commission upon its request.

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